UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 25, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Global Amendment to the Notes

On September 25, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), and an institutional accredited investor (the “Holder”), entered into that certain Global Amendment (the “Amendment”) to that certain senior secured promissory note in the original principal amount of $1,052,631.58 dated on or around February 20, 2024 (the “First Note”), to that certain senior secured promissory note in the original principal amount of $1,316,000.00 dated on or around April 1, 2024 (the “Second Note”), and to that certain senior secured promissory note in the original principal amount of $468,000.00 dated on or around July 16, 2024 (the “Third Note”, and collectively with the First Note and Second Note, the “Notes”).

Pursuant to the Amendment, the parties agreed that:

(i)	the maturity date of the Notes shall be amended to August 1, 2025,

(ii)	the Company shall pay $200,000.00 in cash to the Holder on or before September 30, 2024, which among shall reduce an outstanding balance under the First Note,

(iii)	in lieu of all the payments currently required under the Notes, starting February 1, 2025, the Company shall pay to the Holder $250,000.00 monthly towards the repayment of the Notes, with the remaining balance of the Notes due on the August 1, 2025, each of such payments to be applied to the Third Note until it is fully repaid, then to the Second Note until it is fully repaid, and then to the First Note;

(iv)	beginning September 25, 2024, the Holder shall not effectuate any conversion(s) of the Notes into common stock of the Company unless (i) the Company fails to comply with the terms of the Amendment or (ii) there is an event of default under any of the Notes.

The parties to the Amendment also agreed that, as a condition to the effectiveness of the Amendment, on or before September 30, 2024, Celebration Corporate Center, LLC will guarantee all of the payment obligations under the Notes.

Promissory Note:

On September 27, 2024, the Company issued to an unaffiliated private investor (the “Investor”) a promissory note (“Promissory Note”) in the principal amount of $200,000. Interest accrues on the principal amount at 12.5% per annum. The Promissory Note shall be repaid in three monthly installments beginning on November 1, 2024. The Company may prepay this loan at any time without penalty, any prepayment will reduce the amount of interest owed on the Promissory Note.

The preceding description of the Amendment and the Promissory Note purport to be a summary only and is qualified in its entirety by reference to the full text of such documents, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information outlined in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated hereby reference.

The Company issued the Promissory Note to the Investor pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) and/or Rule 506(b) promulgated thereunder due to the fact that the issuance did not involve a public offering of securities.

Item 7.01 Regulation FD Disclosure.

On September 26, 2024, the Company issued a press release announcing signing of the Amendment described in Item 1.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Global Amendment.
4.2	Form of Promissory Note.
99.1	Press Release issued by the Company on September 26, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

4